UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [  ]

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to SS.240.14a-11(c) or SS.240.14a-12

CLEARFIELD, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Clearfield, Inc.

7050 Winnetka Avenue North, Suite 100
Brooklyn Park, Minnesota 55428
(763) 476-6866
____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held February 27, 2020
____________________

TO THE SHAREHOLDERS OF
CLEARFIELD, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Clearfield, Inc., a Minnesota corporation, will be held on Thursday, February 27, 2020, at 2:00 p.m. (local time), at the Minneapolis Marriott Northwest, 7025 Northland Drive North, Brooklyn Park, MN 55428 for the following purposes:

1.	Elect six (6) directors to serve until the next Annual Meeting of the Shareholders or until their respective successors have been elected and qualified.

2.	To approve an amendment to the Clearfield, Inc. 2010 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance by 200,000.

3.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.

4.	Ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for Clearfield, Inc. for the fiscal year ended September 30, 2020.

Only holders of record of Clearfield, Inc.’s common stock at the close of business on December 31, 2019 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Ronald G. Roth
Chairman of the Board of Directors

January 14, 2020

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES IN ONE OF THE WAYS DESCRIBED IN THE PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

IMPORTANT NOTICE REGARDING AVAILABILITY
OF PROXY MATERIALS FOR THE
2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, FEBRUARY 27, 2020

We are making our proxy materials available electronically via the Internet. You may access the following proxy materials at http://materials.proxyvote.com:

— Notice of 2020 Annual Meeting of Shareholders to be held on Thursday, February 27, 2020;

— Proxy Statement for 2020 Annual Meeting of Shareholders; and

— Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

On or about January 14, 2020, we mailed to some of our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability includes instructions to access your proxy card to vote via the Internet, as well as how to request paper or e-mail copies of our proxy materials. Other shareholders received an e-mail notification that provided instructions on how to access our proxy materials and vote via the Internet, or were mailed paper copies of our proxy materials and a proxy card that provides instructions for voting via the Internet, by telephone or by mail.

If you received the Notice of Internet Availability and would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive e-mails with instructions to access these materials via the Internet unless you elect otherwise.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting. Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

i

table of contents

Page

PROXY STATEMENT	1
Solicitation of Proxies	1
Cost and Method of Solicitation	1
Voting	1
Differences Between Shareholder of Record and Beneficial Owners	1
Quorum and Voting Requirements	2
Casting Your Vote as a Record Holder	2
Casting Your Vote as a Street Name Holder	2
Revoking a Proxy	3
Annual Meeting and Special Meetings; Bylaw Amendments	3
OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT	4
PROPOSAL 1: ELECTION OF DIRECTORS	5
Information Regarding Nominees	5
Vote Required for Proposal 1	6
PROPOSAL 2: APPROVAL OF AMENDMENT TO 2010 EMPLOYEE STOCK PURCHASE PLAN	7
General Information	7
Amendment to the ESPP	7
Summary of the ESPP	7
New Plan Benefits	9
Federal Income Tax Consequences	9
Registration with the SEC	10
Vote Required for Proposal 2	10
PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	11
Vote Required for Proposal 3	11
CORPORATE GOVERNANCE	12
Board Independence	12
Committees of the Board of Directors and Committee Independence	12
Board Leadership Structure	13
Board’s Role in Risk Oversight	13
Director Nominations	14
Board Attendance at Board, Committee and Annual Shareholder Meetings	15
Communications with Directors	15
Code of Ethics	16
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	16
EXECUTIVE OFFICERS	17
EXECUTIVE COMPENSATION	17
Explanation of Compensation	17
Summary Compensation Table	20
Outstanding Equity Awards at Fiscal Year-End	21
Employment Arrangements with Named Executive Officers	22
DIRECTOR COMPENSATION	26
PROPOSAL 4: APPOINTMENT OF INDEPENDENT AUDITORS	27
Vote Required for Proposal 4	27
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS	27
Accountant Fees and Services	27
Audit Committee Pre-Approval Procedures	28
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	28
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	28
SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINEES FOR 2021 ANNUAL MEETING	28
OTHER BUSINESS	29

Appendix A:       2010 Employee Stock Purchase Plan, as amended through December 3, 2019

ii

Clearfield, Inc.

7050 Winnetka Avenue North, Suite 100
Brooklyn Park, Minnesota 55428
(763) 476-6866
____________________

PROXY STATEMENT

____________________

Solicitation of Proxies

The accompanying Proxy is solicited on behalf of the Board of Directors of Clearfield, Inc. (“we,” “Clearfield” or the “Company”) for use at the Annual Meeting of Shareholders to be held on Thursday, February 27, 2020, at 2:00 p.m. (local time) at the Minneapolis Marriott Northwest, 7025 Northland Drive North, Brooklyn Park, MN 55428, and at any postponements or adjournments thereof (the “Annual Meeting”). The mailing of this proxy statement to our shareholders commenced on or about January 14, 2020.

Cost and Method of Solicitation

This solicitation of proxies to be voted at the Annual Meeting is being made by our Board of Directors. The cost of this solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone or in person. We may also request banks, brokers and other nominees to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse such banks, brokers or nominees for their reasonable out-of-pocket expenses.

Voting

The total number of shares outstanding and entitled to vote at the Annual Meeting as of December 31, 2019 consisted of 13,657,459 shares of common stock, $0.01 par value. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on December 31, 2019 will be entitled to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone or internet) in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Differences Between Shareholder of Record and Beneficial Owners

You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with Equiniti Trust Company (doing business as EQ Shareowner Services), our transfer agent.

You are a beneficial owner if at the close of business on the record date your shares were held by a bank, brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will not be able to vote your shares with respect to any proposal except for Proposal 4: Appointment of Independent Auditors being presented to shareholders at the Annual Meeting.

Record holders should review the additional information below under “Casting Your Vote as a Record Holder.”

Street name holders should review the additional information below under “Casting Your Vote as a Street Name Holder.”

Quorum and Voting Requirements

A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present, in person or by proxy, before action may be taken at the Annual Meeting.

Proposal 1 relates to the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting by holders of common stock voting for the election of directors. This means that since shareholders will be electing six directors, the six nominees receiving the highest number of votes will be elected. You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director.

The affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote is required for approval of Proposal 2: Approval of Amendment to 2010 Employee Stock Purchase Plan. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2.

The affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote is required for approval of Proposal 3: Advisory Vote on Named Executive Officer Compensation. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 3.

The affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote is required for approval of Proposal 4: Appointment of Independent Auditors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 4.

Abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but are not counted for the purposes of determining whether shareholders have approved that matter. Therefore, if you abstain from voting on Proposal 2, Proposal 3 or Proposal 4, it has the same effect as a vote against that proposal. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposal 1: Election of Directors, Proposal 2: Approval of Amendment to 2010 Employee Stock Purchase Plan or Proposal 3: Advisory Vote on Named Executive Officer Compensation. Brokers and other nominee holders may use their discretion to vote on the proposal to ratify the selection of our independent registered public accounting firm if no instructions are provided.

So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Casting Your Vote as a Record Holder

If you are the shareholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting. If you are a record holder and you vote your shares, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy without voting instructions, your shares will be voted “FOR” each director nominee identified in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4.

Casting Your Vote as a Street Name Holder

If you are a street name holder and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Your broker is entitled to vote in its discretion on Proposal 4: Appointment of Independent Auditors.

If you hold your shares in street name and do not vote or do not provide voting instructions to your broker or nominee, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is sometimes called a “broker non-vote.” Brokers and nominees do not have discretionary authority to vote on Proposal 1: Election of Directors, Proposal 2: Approval of Amendment to 2010 Employee Stock Purchase Plan or Proposal 3: Advisory Vote on Named Executive Officer Compensation.

As a result, if you hold your shares in street name and do not vote or do not provide voting instructions to your broker or nominee, no votes will be cast on your behalf on Proposal 1, Proposal 2 or Proposal 3. Because of these broker voting rules, all street name holders are urged to provide instructions to their brokers or nominees on how to vote their shares at the Annual Meeting.

Make your vote count! Instruct your broker how to cast your vote!

If you hold your shares in street name, your broker will continue to have discretion to vote any uninstructed shares on Proposal 4: Appointment of Independent Auditors.

Revoking a Proxy

You may change your vote and revoke your proxy at any time before it is voted by:

•	Sending a written statement to that effect to the Secretary of Clearfield, Inc.;

•	Submitting a properly signed proxy card with a later date;

•	If you voted by telephone or through the Internet, by voting again either by telephone or through the Internet prior to the close of the voting facility; or

•	Voting in person at the Annual Meeting.

All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Our principal offices are located at 7050 Winnetka Avenue North, Suite 100, Brooklyn Park, Minnesota 55428, and our telephone number is (763) 476-6866.

Annual Meeting and Special Meetings; Bylaw Amendments

This 2020 Annual Meeting of Shareholders is a regular meeting of our shareholders and has been called by our Board of Directors in accordance with our bylaws, as amended. Under the bylaws, special meetings of our shareholders may be held at any time and for any purpose and may be called by our Chief Executive Officer, Chief Financial Officer, any two directors or by a shareholder or shareholders holding 10% or more of shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the shares entitled to vote. We will not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting that does not meet the requirements of Section 2.04-b of our bylaws.

The bylaws contain advance notice requirements relating to director nominations by shareholders and shareholder proposals. For more information, please review the section of this proxy statement entitled “Shareholder Proposals and Shareholder Nominees for 2021 Annual Meeting.”

The bylaws may be amended or altered by an action of the Board of Directors at any meeting. The authority of the Board is subject to the power of our shareholders, exercisable in the manner provided by Minnesota law, to adopt or amend, repeal bylaws adopted, amended, or repealed by the Board. Additionally, under the bylaws the Board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office.

OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth certain information as of December 31, 2019 with respect to our common stock beneficially owned by (i) each director and each nominee for director, (ii) each person known to us to beneficially own more than five percent of our common stock, (iii) each executive officer named in the Summary Compensation Table (the “named executive officers”), and (iv) all current executive officers and directors as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. Except as indicated below, the business address of each individual set forth below is 7050 Winnetka Avenue North, Suite 100, Brooklyn Park, Minnesota 55428.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Outstanding
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	818,955	6.0%
Ronald G. Roth (3)(4)	1,417,959	10.38%
Cheryl Beranek (3)(5)	567,156	4.15%
Patrick Goepel (3)(6)	115,211	*
Roger Harding (3)	23,024	*
Charles N. Hayssen (3)	176,484	1.29%
Donald R. Hayward (3)	13,194	*
John P. Hill (5)	223,997	1.64%
Daniel R. Herzog (5)	49,148	*
All current executive officers and directors as a group (8 persons)	2,586,172	18.93%

*	Less than one percent

(1)	Includes the following number of shares that could be purchased within 60 days of December 31, 2019 upon the exercise of stock options: Ms. Beranek, 6,667 shares; Mr. Hill, 6,667 shares; Mr. Herzog, 8,000 shares; and all current directors and executive officers as a group, 21,333 shares.

(2)	Based upon an Amendment No. 4 to Schedule 13G filed by BlackRock, Inc. on February 4, 2019 in which the shareholder reports sole voting power over 804,095 shares of our common stock and sole dispositive power over 818,955 shares of our common stock as of December 31, 2018.

(3)	Currently serves as our director and nominated for election as a director at the Annual Meeting.

(4)	Includes 176,760 shares owned by Mr. Roth’s spouse.

(5)	Named Executive Officer.

(6)	Includes 16,750 shares owned by Mr. Goepel’s spouse.

PROPOSAL 1:
ELECTION OF DIRECTORS

Six directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their successors have been elected and shall qualify. Proxies cannot be voted for a greater number of persons than the number of nominees named. Pursuant to our bylaws, the authorized number of directors is set at six and the Board of Directors has nominated for election the six persons named below. Each nominee is currently a director of Clearfield. All nominees were elected by the shareholders at our 2019 Annual Meeting of Shareholders.

The persons named in the accompanying proxy card intend to vote the proxies held by them in favor of the nominees named below as directors, unless otherwise directed. Should any nominee for director become unable to serve as a director for any reason, the proxies have indicated they will vote for such other nominee as the Board of Directors may propose. The Board of Directors has no reason to believe that any candidate will be unable to serve if elected and each has consented to being named a nominee.

We know of no arrangements or understandings between a director or nominee and any other person pursuant to which he or she has been selected as a director or nominee. There is no family relationship between any of the nominees, our directors or our executive officers except that Ms. Beranek and Mr. Hill are related through the marriage of their daughter and son, respectively.

Information Regarding Nominees

Set forth below is biographical and other information with respect to each nominee, as well as a discussion of the specific experience, qualifications, attributes and skills that led to the conclusion that the nominee should serve as a director of Clearfield at this time.

Cheryl Beranek, age 57, has served as our director since 2007. Ms. Beranek has also served as our President and Chief Executive Officer since June 2007. From July 2003 to June 2007, Ms. Beranek served as President of our former subsidiary, APA Cables and Networks. Prior to joining the Company, Ms. Beranek was President of Americable from 2002 until July 2003, when we acquired Americable. She also served as the Chief Operating Officer of Americable in 2001 and 2002. Ms. Beranek holds a Bachelor of Science degree from Southwest Minnesota State University and a Master’s of Science degree from North Dakota State University.

Ms. Beranek is qualified to serve on the Clearfield Board of Directors because she brings to the Board a keen understanding of our business and industry developed through her tenure as our President and Chief Executive Officer and in her previous position as the President of our former subsidiary. Additionally, Ms. Beranek’s role as our President and Chief Executive Officer allows her to provide the Board with her unique insight as a member of management on our business and our operations.

Ronald G. Roth, age 74, has served as our director since 2002. Mr. Roth is currently retired. Mr. Roth was Chairman of the Board and Chief Executive Officer of Waste Systems Corp., a privately held waste hauling and disposal company, for 25 years prior to its sale to a national solid waste management company in 1995. From 1995 to 2001, he was Chairman of the Board of Access Cash International L.L.C., a North American provider of ATMs and related processing and financial services until its sale. Since 1990 he has been an owner of, and has served in various capacities, including Chairman of the Board and an officer, with Phillips Recycling Systems. Mr. Roth holds a Bachelor of Arts degree in marketing from Michigan State University.

Mr. Roth is qualified to serve on the Clearfield Board of Directors because he brings to the Board a strong background in executive management through his service for more than 25 years as the Chief Executive Officer or executive officer of several companies.

Roger Harding, age 65, has served as our director since July 14, 2016. From 1972 to 2008, Mr. Harding served in multiple leadership roles with Alcatel-Lucent, including as the Vice President & General Manager, Global Switching from 2001 until his retirement in 2008. Mr. Harding received a Bachelor of Arts degree in business administration and management from the University of Central Oklahoma.

Mr. Harding has a strong background in operations and the execution of operational strategies, as well as a deep understanding of the telecommunications and networking markets. These attributes qualify him to serve as a director of Clearfield. In addition, Mr. Harding qualifies as an audit committee financial expert.

Charles N. Hayssen, age 68, has served as our director since 2008. Since January 2009, Mr. Hayssen has served as the President of Safeway Driving School, a privately-held provider of driver’s education services. From August 2007 to September 2008, Mr. Hayssen was a private investor. From August 2004 until August 2007, Mr. Hayssen was Chief Operating Officer of AllOver Media, Inc., a privately-held out-of-home media company. From September 2002 to April 2004, Mr. Hayssen was the Chief Financial Officer of ThinkEquity Partners LLC, an equity capital markets firm. From March 2004 to May 2009, Mr. Hayssen was a director of Lenox Group Inc., a publicly held designer, distributor, wholesaler and retailer of fine quality tableware, collectible and other giftware products, until it filed petition for reorganization relief in November 2008. Mr. Hayssen holds a Bachelor of Arts degree from Dartmouth and from the University of Chicago Graduate School of Business, a Masters of Business Administration degree.

Mr. Hayssen brings strong executive management and financial management experience to the Board, as well as experience as a director of a publicly traded company, all of which qualify him to serve as a director of Clearfield. In addition, Mr. Hayssen qualifies as an audit committee financial expert.

Donald R. Hayward, age 62, has served as our director since 2007. From 2006 to his retirement in 2017, Mr. Hayward served as the President of Engel Diversified Industries, a privately held manufacturing company. Beginning in 2017, Mr. Hayward has been leading Schaffer Manufacturing, a privately held metal fabrication manufacturing company. From 1997 until joining EDI, Mr. Hayward was Director of Corporate Services at Minnesota Technology, Inc. a publicly funded, private non-profit in support of Minnesota’s technology community. Mr. Hayward holds a Bachelor of Science degree in business administration and economics from the University of Wisconsin.

Mr. Hayward’s executive leadership experience, his familiarity with the business and operations of a manufacturing company developed through his service at Schaffer Manufacturing and Engel Diversified Industries, and his background in technology qualify him to serve as a director of Clearfield.

Patrick Goepel, age 58, has served as our director since September 1, 2015. Since January 2010, Mr. Goepel has served as the President and Chief Executive Officer of Asure Software, Inc., a publicly-held provider of workplace management software (NasdaqCM: ASUR). He previously served as Asure Software’s Interim Chief Executive Officer from September 2009 to January 2010 and has served as its director since August 2009. Previously, he was the President and Chief Executive Officer of Fidelity Investment’s Human Resource Services Division from 2006 to 2008 and President and Chief Executive Officer of Advantec from 2005 to 2006. A former board member of iEmployee, Mr. Goepel currently serves on the board of directors of APPD Investments, and SafeGuard World International. He also served on the board of AllOver Media Holdings, Inc. until its sale to a private equity firm in March 2015.

Mr. Goepel’s public company executive management and board experience, as well as his background in successful execution of global expansion, operational and M&A initiatives, qualify him to serve as a director of Clearfield. In addition, Mr. Goepel qualifies as an audit committee financial expert.

Vote Required for Proposal 1

Under Minnesota law and our bylaws, directors are elected by a plurality of the votes cast at the Annual Meeting by holders of common stock voting for the election of directors. This means that since shareholders will be electing six directors, the six nominees receiving the highest number of votes will be elected.

The Board of Directors Recommends
Shareholders Vote FOR the Election of Each Nominee Identified in Proposal 1
_________________________________

PROPOSAL 2:
APPROVAL OF AMENDMENT TO 2010 EMPLOYEE STOCK PURCHASE PLAN

General Information

On December 3, 2019, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, an amendment to the Clearfield, Inc. 2010 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock authorized for issuance by 200,000 shares from 300,000 to 500,000 shares of our common stock. The amendment to the ESPP was recommended by the Compensation Committee.

Attached to this proxy statement as Appendix A is the full text of the ESPP, as amended by the Compensation Committee and Board of Directors through December 3, 2019. The summary of the ESPP below is qualified in its entirety by reference to Appendix A.

The purpose of the ESPP, which was first adopted by the Board on January 5, 2010 and approved by our shareholders at the 2010 Annual Meeting, is to provide employees of Clearfield with an opportunity to share in the ownership of Clearfield by providing them with a convenient and cost-effective means to purchase our common stock to provide a stronger incentive to work for the continued success of Clearfield. The ESPP also enhances our ability to obtain and retain the services of employees. The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

Amendment to the ESPP

As of September 30, 2019, there were only 49,846 shares of our common stock available for future issuance under the ESPP.

The Compensation Committee and the Board of Directors believe the ESPP is, and will continue to be, an important tool in attracting and retaining employees for Clearfield. Without the ability to grant additional awards under the ESPP, we may not have the appropriate tools to attract and retain talented employees. Awards under the ESPP will also align the interests of participants with those of our shareholders.

In determining to increase the number of shares reserved and available for issuance under the ESPP by 200,000 shares, the Compensation Committee reviewed the potential dilution to our shareholders, our historical use of stock incentives, the number of shares remaining for grant under the ESPP, the rate of participation by our employees in the ESPP, and other factors. The Compensation Committee believes that the potential dilution from employee purchases of Clearfield’s common stock under the ESPP represents an acceptable balance between the interests of our shareholders in supporting the growth of our business while appropriately managing dilution from our equity compensation programs.

Summary of the ESPP

The principal features of the 2007 Plan are summarized below.

Administration

The Compensation Committee administers the ESPP. It has full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the ESPP and not inconsistent with the ESPP, to construe and interpret the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP. The Compensation Committee may delegate ministerial duties to our employees, outside entities and outside professionals as the Compensation Committee so determines. The Board of Directors may also exercise the Compensation Committee’s powers and duties under the ESPP.

Share Purchases

Participation in the ESPP is voluntary. The ESPP permits shares of our common stock to be sold to participating employees on the last calendar day of any contribution period at a price not less than the lesser of (1) 85% of the fair market value of our common stock on the first calendar day of the contribution period or (2) 85% of the fair market value of our common stock on the last calendar day of each contribution period.

Unless otherwise determined by the Board of Directors, each six-month period is a contribution period under the ESPP. The Board of Directors may, in its discretion and with prior notice, change the duration and/or frequency of contribution periods from time to time, provided that in no event will a contribution period be greater than 27 months.

Eligible Participants

Each of our employees is eligible to participate in the ESPP, provided that:

•	The employee’s customary employment is at least 20 hours per week and is more than five months per year;

•	The employee has been continuously employed by us or a designated subsidiary for at least 30 days prior to the start of the next available contribution period; and

•	Immediately after the grant of the share purchase rights under the ESPP, the employee would not own shares (including shares which such employee may purchase under the ESPP or under outstanding share purchase rights) having 5% or more of the total combined voting power or value of all classes of our capital stock or of any subsidiary.

The Compensation Committee also has the power and authority to allow employees who are employed by any subsidiary we may have in the future to participate in the ESPP.

As of December 31, 2019, approximately 227 employees were eligible as a class to participate in the ESPP.

Number of Shares

The aggregate number of shares of our common stock that are available for purchase as of September 30, 2019 under the ESPP is 49,846 shares. The amendment approved by our Board of Directors on December 3, 2019 increased the number of shares reserved for issuance by 200,000 shares to a total of 249,846 shares. The number of shares of common stock available for purchase under the ESPP, as well as the price per share of our common stock covered by share purchase rights that have not been exercised, are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock (including any such change in the number of shares effected in connection with a change in domicile of Clearfield), reorganization, recapitalization, rights offering or other increase or reduction of our outstanding common stock, and in the event that Clearfield is consolidated with or merged into any other corporation.

No participant may purchase (1) shares having a fair market value (determined at the beginning of each contribution period) exceeding $25,000 under the ESPP and all other employee stock purchase plans (if any) for any calendar year or (2) more than 12,500 shares under the ESPP for any calendar year.

Terms and Conditions

Participating employees may direct us to make payroll deductions for each payroll paid during the contribution period in full dollar amounts not less than $10 and not more than 10% (or such other maximum as may be established by the Board of Directors) of such participant’s regular straight time earnings, commissions and commission-based sales bonuses (excluding payments, if any, for overtime, incentive compensation, incentive payments, premiums, bonuses (including bonuses paid under our cash incentive plan) and any other special compensation) on each payroll paid during the contribution period. A participant may not increase or decrease the amount of his or her contributions during a contribution period.

Participating employees, other than employees who are executive officers under Section 16 of the Exchange Act, may withdraw from the ESPP at least 30 days prior to the end of a contribution period and be paid in cash all contributions in their contribution accounts. Participants who withdraw from the ESPP will not be permitted to re-enroll in the ESPP until the next contribution period. Upon a participant’s termination of employment with Clearfield or a designated subsidiary for any reason, including the death or retirement of the participant, the participant’s participation in the ESPP will cease and the participant, or the participant’s beneficiary or estate, as the case may be, will be paid in cash all contributions in the participant’s contribution account. The ESPP does not provide for the payment of interest on a participant’s contributions.

Participants have no interest or voting rights in shares of our common stock covered by share purchase rights until such rights have been exercised.

Duration, Termination and Amendment

Unless earlier terminated by the Board of Directors, the ESPP will continue in effect until all of the shares of common stock issuable under the ESPP have been exhausted. The ESPP permits the Board of Directors to amend or terminate the ESPP at any time, except that:

•	No amendment to the ESPP may make any change in any share purchase rights previously granted that adversely affects the rights of any participant, except as otherwise provided in the ESPP; and

•	Prior shareholder approval will be required for any amendment to the ESPP to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Internal Revenue Code or the requirements of The Nasdaq Stock Market or any other securities exchange that are applicable to us.

Transferability of Contributions and Purchase Rights

During a participant’s lifetime, a participant’s share purchase rights under the ESPP are exercisable only by the participant. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of share purchase rights or the right to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (except as otherwise set forth in the ESPP in the event of the participant’s death) by the participant.

New Plan Benefits

Because the amount of future benefits under the ESPP will depend on which of our employees elect to participate, the amount of their contribution elections and the fair market value of our common stock, it is not possible to determine the benefits that will be received by eligible participants if the amendment to the ESPP is approved by our shareholders. The closing price of a share of our common stock as reported on the Global Market of The Nasdaq Stock Market, Inc. on December 31, 2019, was $13.94.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of the share purchase rights that may be granted under the ESPP based upon federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

The ESPP, and the right of participants to make purchases of our common stock pursuant to the ESPP, are intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Internal Revenue Code. The amounts of payroll deductions under the ESPP will be taxable to a participant as compensation for the year in which such amounts otherwise would have been paid to the participant. A participant will realize no income upon the grant of the share purchase rights or upon the purchase of common stock under the ESPP, and we will not be entitled to any deduction at the time of grant of the rights or purchase of the shares. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP.

The amount of a participant’s tax liability upon disposition of the shares acquired will depend on whether or not the participant satisfies the prescribed holding period as summarized below. If the participant holds the shares purchased for the prescribed holding period of two years from the grant of the share purchase right and one year from the purchase date, then upon disposition of shares we will receive no deduction and the participant will recognize:

•	Ordinary income on the lesser of the participant’s gain on the sale or the purchase price discount under the ESPP, applied to the fair market value of the shares at the first day of the contribution period; and

•	Long-term capital gain (or loss) on the difference between the sale price and the sum of the purchase price and any ordinary income recognized on the disposition.

However, consequences for both us and the participant would differ if the participant did not satisfy the prescribed holding period described above. In the event that the shares are sold or disposed of (including by way of gift) before the expiration of the prescribed holding periods, the excess of the fair market value of the shares on the date such shares are purchased over the purchase price of such shares will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will be treated as long-term capital gain if the shares have been held more than one year. Even if the shares are sold for less than their fair market value on the date the shares are purchased, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of purchase. We ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant.

Registration with the SEC

If shareholders approve this Proposal 2: Approval of Amendment to 2010 Employee Stock Purchase Plan, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the offering of the 200,000 additional shares of common stock issuable under the ESPP.

Vote Required for Proposal 2

Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on Proposal 2.

The Board of Directors Recommends
Shareholders Vote FOR
Proposal 2: Approval of Amendment to 2010 Employee Stock Purchase Plan

PROPOSAL 3:
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board of Directors determined that an advisory vote on named executive officer compensation (commonly referred to as “say-on-pay”) will be held every year. Accordingly, pursuant to the requirements of Section 14A of the Exchange Act and the related rules of the Securities and Exchange Commission, we are asking our shareholders to cast an advisory vote on named executive officer compensation at the Annual Meeting.

As described in detail in the Executive Compensation section of this proxy statement, our named executive officers have the opportunity to earn significant portions of their compensation based on the achievement of specific annual goals intended to drive financial performance of our business and the realization of increased shareholder value. The say-on-pay proposal presented at our 2019 Annual Meeting of Shareholders received 83.2% approval by our shareholders. Based upon these voting results, the Compensation Committee believes that shareholders support our executive compensation programs and practices. The Compensation Committee continued to apply the same principles in determining fiscal year 2019 compensation for the named executive officers.

Shareholders are encouraged to read the Executive Compensation section of this proxy statement for more information about fiscal year 2019 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholder to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Clearfield, Inc. approve, on an advisory basis, the compensation of the named executive officers as disclosed in Clearfield’s proxy statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Vote Required for Proposal 3

Approval of this Proposal 3 requires the affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote on this Proposal 3.

While this vote is advisory, and not binding on the Compensation Committee or the Board of Directors, it will provide valuable information to us that the Compensation Committee will be able to consider when determining executive compensation philosophy, policies and practices for the remainder of fiscal year 2020 and beyond. It is expected that the next say-on-pay vote will occur at the Company’s 2021 Annual Meeting of Shareholders.

The Board of Directors Recommends
Shareholders Vote FOR
Proposal 3: Advisory Vote on Executive Compensation

_______________________

CORPORATE GOVERNANCE

Board Independence

The Board of Directors undertook a review of director independence in November 2019 as to all six directors then serving. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and Clearfield, our executive officers and our auditors, and other matters bearing on the independence of directors. As a result of this review, the Board of Directors affirmatively determined that each of the directors, with the exception of Ms. Beranek, is independent according to the “independence” definition of the Nasdaq Listing Rules. Ms. Beranek is not independent under the Nasdaq Listing Rules because she is employed by Clearfield and serves as our executive officer.

Committees of the Board of Directors and Committee Independence

The Board of Directors has established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. The composition and function of these committees are set forth below.

Compensation Committee. The Compensation Committee reviews and approves the compensation and other terms of employment of our Chief Executive Officer and other executive officers of the Company. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers. The Compensation Committee annually reviews and approves corporate goals and objectives for the compensation of the Chief Executive Officer and the other executive officers, as well as the Board of Directors evaluation of the Chief Executive Officer pursuant to the evaluation process established by the Nominating and Corporate Governance Committee. In connection with its review of compensation of executive officers or any form of incentive or performance based compensation, the Committee will also review and discuss risks arising from our compensation policies and practices. The Compensation Committee also administers our 2007 Stock Incentive Plan (the “2007 Plan”).

The charter of the Compensation Committee requires that this Committee consist of no fewer than two Board members who satisfy the requirements of the Nasdaq Stock Market, the “non-employee director” requirements of Section 16b-3 of the Securities Exchange Act of 1934, and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. Each member of our Compensation Committee meets these requirements. A copy of the current charter of the Compensation Committee is available by following the link to “Corporate Governance” in the “For Investors” section of our website at www.SeeClearfield.com.

The current members of the Compensation Committee are Ronald G. Roth (Chair), Patrick Goepel and Donald R. Hayward. During fiscal year 2019, the Compensation Committee met two times, including in executive session without management present.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors of the Company, ensuring that our Board and governance policies are appropriately structured, developing and recommending a set of corporate governance guidelines, overseeing Board orientation, training and evaluation, and establishing an evaluation process for the Chief Executive Officer. The Nominating and Corporate Governance Committee is also responsible for the leadership structure of our Board, including the composition of the Board and its committees, and an annual review of the position of Chairman of the Board. As part of its annual review, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as Chairman and recommending to the Board of Directors any changes in such position. The Nominating and Corporate Governance Committee also has responsibility for overseeing our annual process of self-evaluation by members of the committees and the Board of Directors as a whole.

The charter of the Nominating and Corporate Governance Committee requires that this Committee consist of no fewer than two Board members who satisfy the “independence” requirements of the Nasdaq Stock Market. Each member of our Nominating and Corporate Governance Committee meets these requirements. A copy of the current charter of the Nominating and Corporate Governance Committee is available by following the link to “Corporate Governance” in the “For Investors” section of our website at www.SeeClearfield.com. A copy of our current Governance Guidelines is also available in the “Corporate Governance” section of our website, found through the link to the “For Investors” section. The current members of the Nominating and Corporate Governance Committee are Donald R. Hayward (Chair), Roger Harding and Ronald G. Roth. During fiscal year 2019, the Nominating and Corporate Governance Committee met three times.

Audit Committee. The Audit Committee assists the Board by reviewing the integrity of our financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by us with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. Under its charter, the Audit Committee exercises oversight of significant risks relating to financial reporting and internal control over financial reporting, including discussing these risks with management and the independent auditor and assessing the steps management has taken to minimize these risks. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

The Audit Committee operates under a written charter and a copy of the current Audit Committee charter is available by following the link to “Corporate Governance” in the “For Investors” section of our website at www.SeeClearfield.com. Our Audit Committee presently consists of four directors: Charles N. Hayssen (Chair), Patrick Goepel, Roger Harding and Donald R. Hayward. During fiscal year 2019, the Audit Committee met four times, including in executive session without management present.

The Board of Directors has determined that all members of the Audit Committee are “independent” directors under the rules of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. Our Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, the Board of Directors has determined that Mr. Hayssen, Mr. Goepel and Mr. Harding each meet the Securities and Exchange Commission definition of an “audit committee financial expert.” The members of the Audit Committee also meet the Nasdaq Stock Market requirements regarding the financial sophistication and the financial literacy of members of the audit committee. A report of the Audit Committee is set forth below.

Board Leadership Structure

The Board consists of a non-executive Chairman of the Board and three standing committees that are each led by a chair. The members of each committee are “independent directors” under the Nasdaq Listing Rules and meet the other similar independence requirements applicable to that committee. Our Chief Executive Officer is a director, but she does not serve as chair of the Board and does not serve on any committee.

We believe that the current Board leadership structure is appropriate for Clearfield at this time because it allows the Board and its committees to fulfill their responsibilities, draws upon the experience and talents of all directors, encourages management accountability to the Board, and helps maintain good communication among Board members and with management. In particular, we believe that having our Chief Executive Officer serve as a member of the Board and having a separate individual serve as Chairman of the Board allows the independent directors and the Chief Executive Officer to contribute their different perspectives and roles to our strategy development. Our current Board leadership structure is part of the policies reflected in our Governance Guidelines and the Nominating and Corporate Governance Committee is empowered through its charter to consider and make changes to the structure if necessary.

Board’s Role in Risk Oversight

We face a number of risks, including financial, technological, operational, regulatory, strategic and competitive risks. Management is responsible for the day-to-day management of risks we face, while the Board has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors ensures that the processes for identification, management and mitigation of risk by our management are adequate and functioning as designed.

Our Board exercises its oversight both through the full Board and through the three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The three standing committees exercise oversight of the risks within their areas of responsibility, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees.

The Board and the three committees receive information used in fulfilling their oversight responsibilities through our executive officers and advisors, including our outside legal counsel and our independent registered public accounting firm. At meetings of the Board, management makes presentations to the Board regarding our business strategy, operations, financial performance, fiscal year budgets, technology, quality, regulatory, and other matters. Many of these presentations include information relating to the challenges and risks to our business and the Board and management engage in discussion on these topics. Each of the committees also receives reports from management regarding matters relevant to the work of that committee. These management reports are supplemented by information relating to risk from our advisors. Additionally, following committee meetings, the Board receives reports by each committee chair regarding the committee’s considerations and actions. In this way, the Board also receives additional information regarding the risk oversight functions performed by each of these committees.

Director Nominations

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Section 2.14 of our bylaws as described in the section of this proxy statement entitled “Shareholder Proposals for Nominees.” The Nominating and Corporate Governance Committee has not adopted a formal policy for increasing or decreasing the size of the Board of Directors. Our Governance Guidelines provides that the Board should generally have between five and seven directors. The Board of Directors is currently comprised of six directors. The Nominating and Corporate Governance Committee believes that a six person Board of Directors is appropriate. At six directors, the Board of Directors has a diversity of talent and experience to draw upon, is able to appropriately staff the committees of the Board and is able to engage the directors in Board and committee service, all while maintaining efficient function and communication among members. If appropriate, the Board may determine to increase or decrease its size, including in order to accommodate the availability of an outstanding candidate.

Criteria for Nomination to the Board; Diversity Considerations. The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Nominating and Corporate Governance Committee has not adopted minimum qualifications that nominees must meet in order for the Nominating and Corporate Governance Committee to recommend them to the Board of Directors, as the Nominating and Corporate Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of Clearfield and the Board of Directors. The Nominating and Corporate Governance Committee has determined that it will evaluate each prospective nominee against the following standards and qualifications:

•	Background, including demonstrated high personal and professional ethics and integrity;
•	The ability to exercise good business judgment and enhance the Board’s ability to manage and direct the affairs and business of Clearfield;
•	Commitment, including the willingness to devote adequate time to the work of the Board and its committees;
•	The ability to represent the interests of all shareholders and not a particular interest group;
•	The skills needed by the Board, within the context of the existing composition of the Board, including knowledge of our industry and business or experience in business, finance, law, education, research or government;
•	The candidate’s qualification as “independent” under Nasdaq or other standards and qualification to serve on Board committees; and
•	Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the Board’s diversity.

The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity. However, as part of the nominee selection process for this Annual Meeting, the Nominating and Corporate Governance Committee reviewed the knowledge, experience, skills, expertise, and other characteristics of each director nominee. Based upon that review, the Nominating and Corporate Governance Committee believes that each director contributes to the Board’s diversity in terms of knowledge, experience, skills, expertise, and other demographics that particular director brings to the Board.

In reviewing prospective nominees, the Nominating and Corporate Governance Committee reviews the number of public company boards on which a director nominee serves to determine if the nominee will have the ability to devote adequate time to the work of our Board and its committees. Our Governance Guidelines provide that non-employee directors should serve on no more than four boards of other publicly-held companies, subject to Board waiver with respect to this guideline on a case-by-case basis.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate. The Nominating and Corporate Governance Committee will consider persons recommended by the shareholders using the same standards used for other nominees.

Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating and Corporate Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Nominating and Corporate Governance Committee members may interview the prospective nominees in person or by telephone. After completing the evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

Board Nominees for the 2020 Annual Meeting. The nominees for the Annual Meeting were selected by the Nominating and Corporate Governance Committee in November 2019. All nominees were elected by shareholders at the 2019 Annual Meeting of Shareholders. We have not engaged a third-party search firm to assist us in identifying potential director candidates, but the Nominating and Corporate Governance Committee may choose to do so in the future.

Shareholder Proposals for Nominees. The Nominating and Corporate Governance Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Nominating and Corporate Governance Committee c/o the Secretary of Clearfield, Inc. To be considered, the written notice must be timely received and in proper form as described in our bylaws and in the section of this proxy statement entitled “Shareholder Proposals and Shareholder Nominees for 2021 Annual Meeting.”

Board Attendance at Board, Committee and Annual Shareholder Meetings

During fiscal year 2019, the Board of Directors met four times. Each nominee for director attended at least 75% of the meetings of the Board and committees on which he or she served during fiscal year 2019. The Board of Directors regularly meets in executive session without the presence of members of management, including the Chief Executive Officer. We do not have a formal policy on attendance at meetings of our shareholders. However, we encourage all Board members to attend all meetings, including the annual meeting of shareholders. All of the directors then serving, with the exception of Mr. Hayward, attended the 2019 Annual Meeting of Shareholders.

Communications with Directors

Shareholders may communicate with the Board of Directors as a group, the chair of any committee of the Board of Directors, or any individual director by sending an e-mail to board@clfd.net or by directing the communication in care of the Secretary of Clearfield, to the address set forth on the front page of this proxy statement. Shareholders making a communication in this manner will receive a confirmation of receipt of the communication if the Secretary is provided with an address for that purpose and the shareholder does not otherwise request that no confirmation be sent.

All communications that are not excluded for the reasons stated below will be forwarded unaltered to the director(s) to which the communication is addressed or to the other appropriate director(s). Communications received from shareholders will be forwarded as part of the materials sent before the next regularly scheduled Board or committee meeting, although the Board has authorized the Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant.

The Board of Directors has authorized the Secretary to exclude a communication on matters that are unrelated to the duties and responsibilities of the Board, such as:

•	Product inquiries, complaints or suggestions
•	New product suggestions
•	Resumes and other forms of job inquiries
•	Surveys
•	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any excluded communication will be made available to the Board of Directors upon request of any director.

If shareholders have a communication that is a proposal for a nominee for director or is a proposal for shareholder action to be included in our proxy statement, the communication must be directed to Secretary and must conform to the requirements of Clearfield’s bylaws. For more information, please review our bylaws and the sections of this proxy statement entitled “Director Nominations – Shareholder Proposals for Nominees” and “Shareholder Proposals and Shareholder Nominees for 2021 Annual Meeting.”

Code of Ethics

We have adopted a code of ethics that applies to all directors, officers and employees, including our principal executive officer, principal financial officer and controller. This code of ethics is included in our Code of Business Conduct and Ethics Policy which is publicly available under the link to “Corporate Governance” in the “For Investors” section of our website at www.SeeClearfield.com. To the extent permitted, we intend to disclose any amendments to, or waivers from, the code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions or with respect to the required elements of the code of ethics on our website under the “Corporate Governance” section.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

In accordance with its charter, the Audit Committee reviewed and discussed the audited financial statements with management and Baker Tilly Virchow Krause, LLP, our independent registered public accounting firm. The discussions with Baker Tilly Virchow Krause, LLP also included the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Baker Tilly Virchow Krause, LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by the Public Company Accounting Oversight Board. This information was discussed with Baker Tilly Virchow Krause, LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

BY: THE AUDIT COMMITTEE
Charles N. Hayssen (Chair)
Patrick Goepel
Roger Harding
Donald R. Hayward

EXECUTIVE OFFICERS

Set forth below is biographical and other information for our current executive officers. Information about Ms. Cheryl Beranek, our President and Chief Executive Officer, may be found in this proxy statement under the heading “Election of Directors.”

John P. Hill, 54, was appointed as our Chief Operating Officer effective October 30, 2008. Prior to being appointed in this position, Mr. Hill had been our Vice President of Engineering and Product Management since 2007. He also served as our Vice President of Product Management and Development from 2004 to 2007 and was our first Vice President of Sales from 2003 to 2004. Mr. Hill attended Macalester College and the University of Minnesota.

Daniel R. Herzog, 55, has been Chief Financial Officer since August 25, 2011 and served as Interim Chief Financial Officer from February 19, 2011 until his appointment in August 2011. He served as Clearfield’s Vice President of Administration from June 2009, until his appointment as Interim Chief Financial Officer, which also includes the duties of Vice President of Administration.  Mr. Herzog previously served as our Comptroller and principal accounting officer from September 2003 through February 2006. Mr. Herzog held positions of Controller and Chief Financial Officer in his 13 years at Americable, which was acquired by Clearfield in 2003. Mr. Herzog received his Bachelors of Arts degree in Accounting in 1986 from Gustavus Adolphus College in St. Peter, Minnesota.

EXECUTIVE COMPENSATION

Explanation of Compensation

The following is an explanation of compensation during fiscal year 2019 to the persons who are referred to in this proxy statement as our “named executive officers”:

•	Cheryl Beranek, our President and Chief Executive Officer

•	Daniel R. Herzog, our Chief Financial Officer

•	John P. Hill, our Chief Operating Officer

This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each named executive officer during fiscal year 2019, as reported in the compensation tables and accompanying narrative sections appearing on pages 17 to 25 of this proxy statement.

Our Compensation Philosophy

Our philosophy with respect to the compensation of executive officers is based upon the following principles, which are also applicable to compensation of all employees:

•	Base salaries should be set at levels that recognize the significant potential compensation opportunities available through performance based compensation; and

•	Performance-based compensation should constitute a significant portion of the executive’s overall compensation and be available to the executive when they individually deliver, and we as a company deliver, high performance.

The Compensation Committee reviews our compensation philosophy and our compensation programs regularly (no less than annually). The Compensation Committee’s review is two-fold: first, to ensure our philosophy and programs meet our objectives of providing compensation that attracts and retains superior executive talent and encourages our executive officers to achieve our business goals and second, to identify changes and trends in executive compensation policies and practices.

Overview of Compensation Process – Use of Compensation Consultant and Role of Management

The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers. The Compensation Committee has also been appointed by the Board of Directors to administer our equity compensation plans, which for fiscal year 2019 consisted of the 2007 Plan.

In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs. On November 6, 2018, the Compensation Committee recommended and the Board of Directors approved the establishment of a cash incentive compensation program for fiscal year 2019 (the “2019 Bonus Program”) for certain of our employees including executive officers. The 2019 Bonus Program is summarized below.

Under the Compensation Committee’s charter, the Compensation Committee has the authority to retain, at our expense, such independent counsel or other advisers as it deems necessary to carry out its responsibilities. The compensation consultant and any other adviser retained by the Compensation Committee report to the Compensation Committee. For fiscal year 2019, the Compensation Committee did not retain a compensation consultant. Instead, the Compensation Committee reviewed certain aspects of our historical compensation practices and other information against which it measured the competitiveness of our compensation of the named executive officers in fiscal year 2019.

In determining compensation for named executive officers, other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties and responsibilities of the other executive officers and the results of performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salary for all named executive officers, the awards under the cash incentive compensation program such as the 2019 Bonus Program, discretionary bonuses, and equity awards. The Chief Executive Officer also recommended to the Compensation Committee the financial performance goals under the 2019 Bonus Program. No named executive officer, other than the Chief Executive Officer, has a role in establishing executive compensation. From time to time, the named executive officers are invited to attend meetings of the Compensation Committee. However, no named executive officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such named executive officer’s compensation.

2019 Compensation for Named Executive Officers

For the named executive officers, the Compensation Committee considers the appropriate mix of components of compensation consisting of base salary, an annual cash bonus based on achievement of goals determined by the Compensation Committee, and long-term equity compensation. Ms. Beranek, who is both a director and a named executive officer, receives no compensation for her service as a Board member.

Base Salaries

In November 2016, the Committee recommended and Board of Directors set the annual base salaries of our executive officers and these amounts remained unchanged in fiscal year 2019. The annual base salaries of our named executive officers for fiscal year 2019 were: Cheryl Beranek, President and Chief Executive Officer, $322,317; John P. Hill, Chief Operating Officer, $322,317; and Daniel R. Herzog, Chief Financial Officer, $200,193.

Design of and Payouts under the 2019 Bonus Program

Consistent with its compensation philosophy and the objectives of annual cash incentive programs generally, the Compensation Committee adopted the 2019 Bonus Program as our performance based compensation program.

Under the 2019 Bonus Program, the Committee determined minimum, target and maximum performance goals relating to our revenue for fiscal year 2019, as well as the cash bonus that each executive officer could earn as a percentage of her or his base salary at the minimum, target and maximum level.

The following table shows the cash bonus as a percentage of salary that would be earned by each of the executive officer officers under the 2019 Bonus Program upon our achievement of the minimum, target and maximum fiscal year 2019 revenue.

Executive Officer and Title	Bonus Opportunity As a Percentage of Base Salary
	Minimum Goal Achieved	Target Goal Achieved	Maximum Goal Achieved
Cheryl Beranek President and Chief Executive Officer	30%	100%	150%
Daniel R. Herzog Chief Financial Officer	10%	40%	75%
John P. Hill Chief Operating Officer	30%	100%	150%

Under the 2019 Bonus Program, the maximum cash bonus that could be earned by an executive officer will not exceed the maximum percentage of base salary stated above, even if our actual performance exceeds the maximum revenue performance goal.

On November 5, 2019, the Compensation Committee determined that the Company achieved greater than the minimum but less than the target 2019 revenue goal set by the Compensation Committee under the 2019 Bonus Program. On November 5, 2019, the Compensation Committee approved payouts of 40.2% of the base salary of Ms. Beranek and Mr. Hill, or $129,568 for each, and 13.9% of the base salary for Mr. Herzog, or $26,993.

Long-Term Equity Compensation

The Compensation Committee may from time to time grant equity awards to executive officers for their performance during a fiscal year or on a case-by-case basis to reward particular aspects of performance during a fiscal year. The Compensation Committee’s policy is to grant all equity awards under shareholder approved equity compensation plans, such as the 2007 Plan, except in limited and special circumstances.

On November 14, 2018, the Compensation Committee granted each Ms. Beranek and Mr. Hill options to purchase 20,000 shares of our common stock, and Mr. Herzog the option to purchase 24,000 shares. The stock options vest as to one-third of the options on the first three anniversaries of the date of grant subject to the executive’s continued employment through each such date.

Employment Agreements and Change in Control Provisions

For fiscal year 2019, Ms. Beranek and Mr. Hill were parties to the same form of employment agreement with us. For fiscal year 2019, Ms. Beranek and Mr. Hill were also participants in a Code 280G Tax Gross Up Payment Plan (the “Tax Gross Up Plan”). In fiscal year 2019, we also entered into an employment agreement with Mr. Herzog.

See “Executive Compensation – Employment Arrangements with Named Executive Officers” for summaries of the employment agreements and the Tax Gross Up Plan.

Summary Compensation Table

The following table shows information concerning compensation earned for services in all capacities during the last three fiscal years for (i) Cheryl Beranek, our President and Chief Executive Officer; (ii) Daniel R. Herzog, our Chief Financial Officer; and (iii) the one other executive officer of the Company, John P. Hill, our Chief Operating Officer (together referred to as our “named executive officers”).

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen-sation ($)(3)	All Other Compen-sation ($)(4)	Total ($)
Cheryl Beranek President and Chief Executive Officer	2019	$322,217	—	—	$70,514	129,568	$14,710	$537,109
	2018	322,217	—	—	—	—	13,237	335,454
	2017	321,631	—	—	—	—	14,549	336,180
Daniel R. Herzog Chief Financial Officer	2019	$200,193	—	—	$84,617	26,993	$9,459	$321,262
	2018	200,193	—	—	—	—	9,009	209,202
	2017	199,826	—	—	—	—	1,732	201,558
John P. Hill Chief Operating Officer	2019	$322,217	—	—	$70,514	129,568	$16,954	$539,353
	2018	322,217	—	—	—	—	15,437	337,654
	2017	321,631	—	—	—	—	16,749	338,380
(1)	Represents the aggregate grant date fair value of stock awards in the respective fiscal year, as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation using the assumptions discussed in Note C, “Shareholders’ Equity,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2019.

(2)	Represents bonuses paid to the named executive officers under our cash bonus program for the year noted, which are reported for the year in which the related services were performed. See “Explanation of Compensation – Design of and Payouts under the 2019 Bonus Program” for a description of the cash bonus program for 2019.

(3)	Represents the following amounts:

Name	Year	Matching Contributions to 401(k) Plan	Term Life Insurance Premiums (1)
Cheryl Beranek	2019	$13,105	$1,605
	2018	11,632	1,605
	2017	12,944	1,605
Daniel R. Herzog	2019	$9,459	—
	2018	9,009	—
	2017	1,732	—
John P. Hill	2019	$13,149	$3,805
	2018	11,632	3,805
	2017	12,944	3,805

(1)	Represents amounts paid by us for a term life insurance policy. Ms. Beranek’s policy began January 20, 2011, provides a $2 million benefit payable to Ms. Beranek’s estate upon her death, and expires in the year 2058. Mr. Hill’s policy began February 7, 2011, provides a $2 million benefit payable to Mr. Hill’s estate upon his death, and expires in the year 2061. We also have corresponding term insurance policies of each Ms. Beranek and Mr. Hill for $2 million each where the death benefit is payable to us.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the named executive officers at September 30, 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
Cheryl Beranek (2)	—	—	—	—	21,250	$251,813
Cheryl Beranek (3)	—	20,000	$12.17	11/14/2022	—	—
Daniel R. Herzog (2)	—	—	—	—	7,500	$88,875
Daniel R. Herzog (3)	—	24,000	$12.17	11/14/2022	—	—
John P. Hill (2)	—	—	—	—	21,250	$251,813
John P. Hill (3)	—	20,000	$12.17	11/14/2022	—	—
(1)	Value based on a share price of $11.85, which was the closing sales price of our common stock on The Nasdaq Stock Market on September 30, 2019.

(2)	Restricted stock vests in annual installments of 10% per year for ten years beginning August 21, 2015.

(3)	Stock option vests as to one-third of the options on the first three anniversaries of the date of grant beginning November 14, 2019.

Employment Arrangements with Named Executive Officers

Cheryl Beranek was appointed as our President and Chief Executive Officer effective June 28, 2007. Daniel R. Herzog was appointed our Interim Chief Financial Officer on February 18, 2011 and effective August 25, 2011, Mr. Herzog became our Chief Financial Officer on a full-time basis. John P. Hill was appointed as our Chief Operating Officer effective October 30, 2008.

On December 16, 2008, we entered into employment agreements with Ms. Beranek and with Mr. Hill. Effective on November 16, 2017, we entered into an employment agreement with Mr. Herzog. The employment agreements with these executives are described below. On November 18, 2010, we adopted the Code 280G Tax Gross Up Payment Plan (the “Tax Gross Up Plan”), which is also described below. Each of Ms. Beranek and Mr. Hill are participants in the Tax Gross Up Plan.

The 2007 Plan provides that all stock options granted under the 2007 Plan will become fully exercisable and vested in the event of a “change in control” and will terminate 60 days thereafter, unless otherwise determined by the Board of Directors prior to the change in control. The agreement for restricted stock awards issued under the 2007 Plan also provides that all restrictions on the restricted stock will lapse upon a “change in control.” Any outstanding options and awards of restricted stock held by the named executive officers were granted pursuant to the 2007 Plan.

See “Executive Compensation – Definitions of Employment Agreement and Plan Terms” for defined terms used in the description below of the employment agreements and in the 2007 Plan.

Description of Employment Agreements

The following describes our employment agreements with our named executive officers. Each of the employment agreements contains provisions relating to non-competition, non-solicitation, protection of our confidential information and assignment of inventions.

Pursuant to the employment agreement with Ms. Beranek, she will serve as our President and Chief Executive Officer for an initial base salary of $220,000, subject to increase (or decrease, but not below the initial base salary of $220,000) pursuant to our normal practices for our executives. In addition to the base salary, Ms. Beranek is eligible to earn, for each fiscal year during the period of her employment, an annual cash performance bonus with the amount of the annual bonus and the target performance goals applicable to the annual bonus determined in accordance with the terms and conditions of the bonus plan as in effect from time to time. However, Ms. Beranek’s target annual bonus must be 60% of her base salary for that year, and her maximum annual bonus must be 150% of base salary for that year. Ms. Beranek is also entitled to participate in our welfare benefit plans, fringe benefit plans and is entitled to receive paid vacation in accordance with the policies applicable to our senior executives.

Pursuant to the employment agreement with Mr. Hill, he will serve as our Chief Operating Officer for an initial base salary of $170,000, subject to increase (or decrease, but not below the initial base salary of $170,000) pursuant to our normal practices for our executives. In addition to the base salary, Mr. Hill is eligible to earn, for each fiscal year of during the period of his employment, an annual cash performance bonus with the amount of the annual bonus and the target performance goals applicable to the annual bonus determined in accordance with the terms and conditions of the bonus plan as in effect from time to time. However, Mr. Hill’s target annual bonus must be 40% of his base salary for that year, and his maximum annual bonus must be 150% of base salary for that year. Mr. Hill is also entitled to participate in our welfare benefit plans, fringe benefit plans and is entitled to receive paid vacation in accordance with the policies applicable to our senior executives.

Each of Ms. Beranek’s and Mr. Hill’s employment will continue until it is terminated by us or by the executive in accordance with the terms of the employment agreement. These employment agreements each have a term ending on December 16, 2011 except that the employment agreements will automatically renew for successive one year periods unless either the executive or we elect not to extend the term by at least sixty days’ written notice. In addition, the employment of Ms. Beranek and Mr. Hill will terminate automatically upon death or “disability” of such executive as defined in the agreement.

We may terminate the employment of the employment of Ms. Beranek or Mr. Hill for “cause” (as defined in the employment agreement) or without cause. We must provide the executive with a notice of termination for cause specifying the facts providing a basis for the termination and the date of termination, which may not be less than thirty days from the date notice is provided. The executive may terminate her or his respective employment for “good reason” (as defined in the employment agreement) or without good reason, provided that in the case of a termination for good reason, the executive must terminate her or his employment within 180 days following the lapse of the period for our cure of the event constituting good reason unless we have fully corrected the event constituting good reason prior to the date of termination. A reduction in the executive’s annual base salary or target annual bonus or our material breach of its obligations under the agreement will constitute a good reason only if the executive provides us with a written notice of the event within ninety days of its occurrence and we fail to remedy the event within thirty days of our receipt of the notice. Further, in the case of the executive’s termination for good reason, the executive must provide us with a notice of termination specifying the facts providing a basis for the termination and the date of termination, which may not be less than thirty days from the date notice is provided.

If the employment of Ms. Beranek or Mr. Hill is terminated by us for cause or by the executive without good reason, we will have no further obligations to the executive under the employment agreement other than the obligation to pay to the executive the earned but unpaid base salary, any pro-rated annual bonus required to be paid to the executive, and to provide the other welfare plan or fringe benefits in accordance with the provisions of the applicable plan.

In the event of death or disability of Ms. Beranek or Mr. Hill, we will be obligated to pay to the executive’s estate or beneficiaries or the executive, the earned but unpaid base salary and other accrued obligations when due under Minnesota law, a payment equal to the executive’s base salary in a lump sum within twenty days following the termination date (but if the termination is due to disability, no later than March 15 of the calendar year following the calendar year in which the executive suffers the disability), any pro-rated annual bonus required to be paid to the executive at the time when annual bonuses are paid to our other senior executives, and if any of the executive’s qualified beneficiaries makes an election to continue in our group health plans, we will pay the premium for the coverage for the earlier of one year from the date of termination or the date on which the qualified beneficiary is no longer eligible for such coverage.

If the employment of Ms. Beranek and Mr. Hill is terminated by us without cause or by the executive for good reason, or if we elect not to renew the term of the employment agreement, the executive will be entitled to the following severance payments and benefits:

•	The executive will be paid in two lump sum payments:

o	the executive’s earned but unpaid base salary and accrued but unpaid vacation through the date of termination and any prorated annual bonus required to be paid for the fiscal year that ends on or before the date of termination to the extent not previously paid, and

o	a severance amount equal to two times the sum of the executive’s annual base salary in effect of the date of termination plus average bonus over the prior three years;

•	The executive will receive the executive’s prorated annual bonus for the year in which the termination occurs, payable at the time bonuses are paid to the other senior executives;

•	We will pay premiums for the executive’s continuing coverage group health plans (medical, dental, and vision) until the earlier of one year from the date of termination or the date on which the executive is no longer eligible for such coverage;

•	Any unvested stock options shall become vested in full; and

•	We will timely pay or provide any vested benefits or other amounts or benefits required to be paid or provided that the executive is eligible to receive on the date of termination under any plan, contract or agreement.

If a change in control occurs during the employment period of Ms. Beranek or Mr. Hill, we will pay the executive a lump sum amount equal to the executive’s base salary in effect on the date of the change in control. If the executive’s employment is terminated by us without cause or by the executive for good reason or without good reason within one year after the effective date of the change in control, then Ms. Beranek or Mr. Hill will also be entitled to receive the payments and benefits outlined in the five bullet points above, except that for the purposes of calculating the executive’s average bonus over the prior three years, the amount will be the greater of (a) the average annual bonus received by the executive for the three complete fiscal years as our chief executive officer/chief operating officer (or such lesser number of years as the executive has been employed in that position) immediately prior to the date of the change in control, and (b) the amount representing the executive’s base salary in effect on the date of the change in control.

Under the terms of the 2007 Plan and related award agreements, all outstanding options will become fully exercisable upon and vested and all restrictions on restricted stock will lapse upon a “change in control.” In addition, our employment agreements with Ms. Beranek and Mr. Hill provide that in the event of such a termination of the executive’s employment, all outstanding stock options, restricted stock and other equity awards granted to the executive under any of our equity compensation plans (or substitute awards covering the securities of the successor company) will become immediately vested and exercisable in full.

Further, in the event it is determined that any payment to Ms. Beranek or Mr. Hill under the employment agreement would be subject to an excise tax, then the executive may be entitled to receive an additional payment under the excise tax gross-up payment plan provided to our senior executives. To the extent any payment or commencement of a payment under the employment agreement and other payment or benefits would result in accelerated or additional tax under Section 409A of the Internal Revenue Code, as amended, we will defer such payments until the earlier of the first day of the seventh month following the date of termination of the executive’s employment or the executive’s death and such deferred payments will be paid in one lump sum, without interest, at such time.

Effective on November 16, 2017, we entered into an employment agreement with Daniel R. Herzog, our Chief Financial Officer. The employment agreement and the compensation to be paid to Mr. Herzog on the terms and conditions provided therein was approved by our Compensation Committee and the Board of Directors.

Under the employment agreement, Mr. Herzog will continue to serve as our Chief Financial Officer for a three-year term, with the term automatically renewing for successive one-year periods, subject to earlier termination and non-renewal upon 60 days’ notice. In addition, Mr. Herzog’s employment will terminate automatically upon death or “disability” as defined in his employment agreement.

Under the employment agreement with Mr. Herzog, Mr. Herzog’s base salary will continue at $200,193, subject to increase (or decrease, but not below the initial base salary of $200,193) pursuant to our normal practices for our executives. In addition to the base salary, Mr. Herzog is eligible to earn an annual cash performance bonus with the target annual bonus set at 20% of his base salary each year and the maximum annual bonus set at 50% of base salary each year. Mr. Herzog is also entitled to participate in our welfare benefit plans, fringe benefit plans and is entitled to receive paid vacation in accordance with the policies applicable to our senior executives.

We may terminate Mr. Herzog’s employment for “cause” (as defined in his employment agreement) or without cause. Mr. Herzog may terminate his employment for “good reason” (as defined in his employment agreement) or without good reason. In the case of termination by us for cause or by Mr. Herzog for good reason, his employment agreement provides for notice obligations and opportunities to cure.

If Mr. Herzog’s employment is terminated by us for cause or by Mr. Herzog without good reason, we will have no further obligations to Mr. Herzog under his employment agreement other than the obligation to pay to Mr. Herzog the earned but unpaid base salary, any unpaid annual bonus required to be paid to Mr. Herzog for any completed fiscal year, and to provide the other welfare plan or fringe benefits in accordance with the provisions of the applicable plan.

In the event of death or disability, we will be obligated to pay Mr. Herzog’s earned but unpaid base salary and any other accrued but unpaid obligations in a lump sum, a pro-rated annual bonus at the time when annual bonuses are paid to our other senior executives, and the employer portion of premiums for COBRA coverage for the earlier of one year from the date of termination or the date on which a qualified beneficiary is no longer eligible for such coverage.

If Mr. Herzog’s employment is terminated by us without cause or by Mr. Herzog for good reason, or if we elect not to renew the term of his employment agreement, Mr. Herzog will be entitled to earned but unpaid base salary, vacation and annual bonus, a severance amount equal to Mr. Herzog’s annual base salary, and a prorated annual bonus for the year in which the termination occurs. We also will pay the employer portion of premiums for COBRA coverage until the earlier of one year from the date of termination or the date on which Mr. Herzog is no longer eligible for such coverage. Further, any unvested stock options or other unvested grants will become vested in full.

If a change in control occurs during the employment period, we will pay Mr. Herzog a lump sum amount equal to Mr. Herzog’s base salary in effect on the date of the change in control. If Mr. Herzog’s employment is terminated by us without cause or by Mr. Herzog for good reason or without good reason within one year after the effective date of the change in control, then Mr. Herzog will also be entitled to receive the payments and benefits described above as applicable to terminations under those circumstances.

Description of Tax Gross Up Plan

On November 18, 2010, the Compensation Committee recommended, and the Board of Directors approved, the Tax Gross Up Plan in order to fulfill our obligation under the employment agreements with Ms. Beranek and Mr. Hill relating to an excise tax gross-up payment plan.  Ms. Beranek and Mr. Hill are the only persons participating in the Tax Gross Up Plan. The Tax Gross Up Plan requires us to reimburse the executive, on an after-tax basis, for any excise taxes payable by the executive pursuant to Section 4999 of the Internal Revenue Code with respect to any payments under the employment agreements or any other agreement or plan between us and the executive officer that is triggered upon a change in control.  The Tax Gross Up Plan also sets out procedures for determining the amount of the tax gross-up payment and resolving any disputes relating to the payment or payment obligation, as well the process and timing for any payments required by the Tax Gross Up Plan.

The Tax Gross Up Plan may be amended from time to time by the Board of Directors.  However, no amendment that adversely affects any executive whose employment agreement provides for a tax gross-up payment governed by the Tax Gross Up Plan will be effective unless each such executive consents in writing to such amendment.  The Tax Gross Up Plan will terminate at such time as all employment agreements between us and any executive that provides for a tax gross-up payment governed by the Tax Gross Up Plan terminate or expire in accordance with their respective terms without further liability for the tax gross-up payment.

DIRECTOR COMPENSATION

For services in our fiscal year 2019, each non-employee director received a retainer of $12,500 and the chair of the Audit Committee received an additional retainer of $3,125.

On February 22, 2019, the first business day following the 2019 Annual Meeting of Shareholders, Messrs. Roth, Goepel, Harding, Hayssen and Hayward, the non-employee directors elected at the 2019 Annual Meeting, received a restricted stock award of 868 shares under the 2007 Plan. The restricted stock award had a value of approximately $12,500 as of the date of the grant and the restrictions will lapse on the restricted stock one day prior to this 2020 Annual Meeting of Shareholders.

On December 3, 2019, the Board of Directors approved, based on the recommendation of the Compensation Committee, an award of restricted stock to each non-employee director elected at the Annual Meeting. The restricted stock award will be granted on the first business day after the Annual Meeting and have a value of $12,500 as of the date of grant. The restricted stock award will be granted under the 2007 Plan, and vest one day prior to the 2021 Annual Meeting of Shareholders.

The following table shows for fiscal year 2019, the cash and other compensation earned or paid by us to each of our Board members:

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Awards ($)(2)	Total ($)
Ronald G. Roth	$12,500	$12,499	$24,999
Patrick Goepel	$12,500	$12,499	$24,999
Roger Harding	$12,500	$12,499	$24,999
Charles N. Hayssen	$15,625	$12,499	$28,124
Donald R. Hayward	$12,500	$12,499	$24,999
(1)	Represents cash retainer for fiscal year 2019 as described above.

(2)	Represents the aggregate grant date fair value of the restricted stock award described above, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of the restricted stock award is determined as the average price of our stock on the date of grant as discussed in Note C, “Shareholders’ Equity,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2019.

There were no stock options outstanding at September 30, 2019 held by any of our non-employee directors. At September 30, 2019, each of our non-employee directors held 868 shares of unvested restricted stock that will vest on February 26, 2020, one day prior to this 2020 Annual Meeting.

Cheryl Beranek, who served as our director and an executive officer in fiscal year 2019, received no compensation for Board or committee service during fiscal year 2019.

PROPOSAL 4:
APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2020. While the Audit Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit Committee is submitting the reappointment of Baker Tilly Virchow Krause, LLP as our independent registered public accountants for ratification. In the event the shareholders do not ratify the reappointment of Baker Tilly Virchow Krause, LLP, the Audit Committee will reconsider the selection.

Vote Required for Proposal 4

Approval of this Proposal 4 requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on Proposal 4.

The Board of Directors Recommends
Shareholders Vote FOR
Proposal 4: Appointment of Baker Tilly Virchow Krause, LLP
_______________________

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Audit Committee selected Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ended September 30, 2020. The Audit Committee has asked the shareholders to ratify the appointment of Baker Tilly Virchow Krause, LLP for the fiscal year ended September 30, 2020 in Proposal 4.

Representatives of Baker Tilly Virchow Krause, LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Accountant Fees and Services

The following table summarizes the fees billed to us by Baker Tilly Virchow Krause, LLP for professional services rendered for the fiscal years ended September 30, 2019 and September 30, 2018:

	Fiscal Year 2019	Fiscal Year 2018
Audit Fees	$211,203	$208,621
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–
Total Fees	$211,203	$208,621

Audit Fees.  This category consists of fees billed or estimated to be billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our Forms 10-Q, or other services normally provided by the auditor in connection with statutory and regulatory filings or engagements for the respective fiscal years.

Audit-Related Fees.  This category consists of fees billed to us for professional services for assurance and related services by the auditor that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees.  This category consists of fees billed to us by the auditor for professional services related to tax compliance, tax advice, and tax planning, including preparation of federal and state tax returns for the respective fiscal years.

All Other Fees.  There were no fees for fiscal year 2019 or fiscal year 2018 other than those described above.

Audit Committee Pre-Approval Procedures

We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors. Under this policy, the Audit Committee has delegated to its Chair the authority to pre-approve any engagement or service not exceeding $10,000. Any proposed service exceeding $10,000 will require pre-approval by the entire Audit Committee. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to our management. Under the policies and procedures, the Audit Committee may pre-approve categories of services or specific services to be provided by the independent auditor with the pre-approval having a term of 12 months unless the Audit Committee specifically provides for a different period. The policy prohibits pre-approval of certain non-audit services that may not be provided by the independent auditor under SEC rules. All of the services described above for fiscal year 2019 were pre-approved by the Audit Committee before Baker Tilly Virchow Krause, LLP was engaged to render the services.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since the beginning of fiscal year 2019, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINEES
FOR 2021 ANNUAL MEETING

Clearfield’s 2021 Annual Meeting of Shareholders is expected to be held on February 25, 2021, and proxy materials in connection with that meeting are expected to be mailed on or about January 12, 2021.

The proxy rules of the Securities and Exchange Commission permit our shareholders, after timely notice to us, to present proposals for shareholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by our action in accordance with the proxy rules. In order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2021 Annual Meeting of Shareholders, the proposal prepared in accordance with the proxy rules must be received by the Secretary of Clearfield, Inc. in writing at our corporate offices, 7050 Winnetka Avenue North, Suite 100, Brooklyn Park, Minnesota 55428, no later than September 16, 2020.

The bylaws contain advance notice requirements relating to director nominations by shareholders and shareholder proposals. Under the bylaws, to be timely, a shareholder’s notice with respect to an annual meeting must be received at the principal executive office of the Company not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of shareholders, or no later than October 16, 2020 and no earlier than September 16, 2020. The shareholder’s notice must set forth certain information with respect to the shareholder who intends to make the nomination or bring such matter before the meeting and the nominee or the business desired to be conducted.

In addition, if we receive notice of a shareholder proposal after November 30, 2020, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for our 2021 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER BUSINESS

At the date of this proxy statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

By Order of the Board of Directors

Ronald G. Roth

Chairman of the Board of Directors

APPENDIX A

CLEARFIELD, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

As Amended Through December 3, 2019

A-ii

CLEARFIELD, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN

As Amended Through December 3, 2019

Section 1.                      Purpose.

The purpose of the Plan is to enable the Company to obtain and retain the services of employees. In addition, the Plan provides a convenient, meaningful opportunity for employees to purchase Clearfield, Inc. stock, thereby increasing participating employees’ personal interest in the Company’s success. It is the intention of the Company that the Plan qualify as an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Code.

Section 2.                      Definitions.

(a)                 “Account” means the funds accumulated with respect to a Participant as a result of deduction from such Participant’s paycheck for the purpose of purchasing Shares under the Plan. The funds allocated to a Participant’s Account shall remain the property of the Participant at all times but may be commingled with the general funds of the Company, except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.

(b)                “Board” means the Board of Directors of the Company.

(c)                 “Business Day” means any day (other than a Saturday or Sunday) on which the Exchange is permitted to be open for trading.

(d)                “Code” means the Internal Revenue Code of 1986, as amended.

(e)                 “Commencement Date” means the first calendar day of each Contribution Period of the Plan.

(f)                  “Committee” means the committee described in Section 13(a) of the Plan.

(g)                “Common Stock” means the Common Stock, par value $.01 per share, of the Company.

(h)                “Company” means Clearfield, Inc., a Minnesota corporation. Effective as of the date any Subsidiary becomes a Designated Subsidiary, references herein to the “Company” shall be interpreted to include such Designated Subsidiary, as appropriate.

(i)                  “Compensation” means regular straight time earnings, commissions and commission-based sales bonuses annualized at the time of enrollment prior to the Commencement Date, excluding payments, if any, for overtime, incentive compensation (whether in equity or cash), incentive payments, premiums, bonuses, the value of equity compensation and any other special remuneration.

(j)                  “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) medical leave; (ii) leave allowed under the Family and Medical Leave Act; (iii) personal leave; (iv) military leave; (v) jury duty; (vi) any other leave of absence approved by the Committee, provided that such leave does not exceed the respective time period designated by Company policy, unless re-employment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (vii) transfers between locations of the Company or between the Company and its Subsidiaries.

(k)                “Contribution Period” means a six month period; provided, however, that the Board shall have the power to change the duration and/or frequency of Contribution Periods with respect to future purchases without shareholder approval if such change is announced at least 5 Business Days prior to the scheduled beginning of the first Contribution Period to be affected; provided further, however, that no Contribution Period shall exceed 27 months.

(l)                  “Contributions” means all amounts credited to the Account of a Participant pursuant to the Plan.

(m)               “Corporate Transaction” means the occurrence of any of the following:

(i)	a majority of the directors of the Company shall be persons other than persons (A) for whose election proxies shall have been solicited by the Board or (B) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships;

(ii)	30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with subparagraph (iii)(A)(2) hereof in all respects);

(iii)	the shareholders of the Company approve a definitive agreement or plan to (A) merge or consolidate the Company with or into another corporation other than (1) a merger or consolidation with a subsidiary of the Company or (2) a merger in which (I) the Company is the surviving corporation, (II) no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (a) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger and (b) cash upon the exercise by holders of voting stock of the Company of statutory dissenters’ rights), (III) the persons who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation and (IV) if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series; (B) exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property; (C) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions); or (D) liquidate or dissolve the Company.

(n)                “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(o)                “Employee” means any person, including an Officer or director who is also an employee, but excluding any person whose customary employment is (i) less than 20 hours per week or (ii) for not more than 5 months in any calendar year.

(p)                “Exchange” means The Nasdaq Stock Market, Inc., any other principal stock exchange where the Common Stock is listed for trading, or the principal system of quotation where the Common Stock is quoted.

(q)                “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)                  “Fair Market Value” means, with respect to the Common Stock on a given date, the closing price for the Common Stock for such date, or if such date is not a Business Day, the last reported sale price for the Common Stock for the last Business Day preceding such date, as quoted on the Exchange; provided, however, that if the Common Stock ceases to be listed for trading on the Exchange, “Fair Market Value” of the Common Stock for a given date shall mean the value determined in good faith by the Board.

(s)                 “New Termination Date” shall have the meaning set forth in Section 17(b) hereof.

(t)                  “Officer” means a person who has been designated by the Board as a reporting officer for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u)                “Participant” means any Employee who is eligible and has elected to participate in the Plan accordance with Sections 3 and 5 hereof and who has not withdrawn from the Plan or whose participation in the Plan is not otherwise terminated.

(v)                “Plan” means this 2010 Employee Stock Purchase Plan, as may be amended from time to time.

(w)               “Purchase Price” means with respect to a Contribution Period that price as announced by the Committee prior to the first Business Day of that Contribution Period, which price may, in the discretion of the Committee, be a price which is not fixed or determinable as of the first Business Day of that Contribution Period; provided, however, that in no event shall the Purchase Price for any Contribution Period be less than the lesser of 85% of the Fair Market Value of a Share on the Commencement Date or on the Termination Date, in each case rounded up to the next higher full cent. If the Commencement Date or the Termination Date is not a Business Day, then the Purchase Price for any Contribution Period shall not be less than the lesser of 85% of the Fair Market Value of a Share on the Business Day immediately preceding the Commencement Date or the Termination Date.

(x)                “Share” means a share of Common Stock, as adjusted in accordance with Section 17 hereof.

(y)                “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the total combined voting power of all classes of stock is held by the Company or any such subsidiary of the Company, whether or not such corporation now exists or is hereafter organized or acquired by the Company or another such subsidiary of the Company. “Subsidiary” also means an unincorporated business entity, such as a limited liability company or partnership, in which the Company holds directly or indirectly not less than 50% of the total combined voting power with respect to all classes of equity ownership of such entity, whether or not such unincorporated business entity now exists or is hereafter organized or acquired by the Company or another Subsidiary of the Company, but only if such entity either (i) has duly elected under applicable treasury regulations to be an association treated as a corporation for federal income tax purposes, and such election continues in effect; or (ii) is disregarded as a separate entity for federal income tax purposes, has not made an election described in clause (i) of this sentence and, pursuant to applicable treasury regulations, its assets are considered to be owned by another Subsidiary that is a corporation or is treated as one under clause (i) of this sentence.

(z)                 “Termination Date” means the last calendar day of each Contribution Period of the Plan.

Section 3.                      Eligibility.

(a)                 Any person who is an Employee and has completed 30 days of continuous employment service for the Company shall become eligible to participate in the Plan on the first day of the month coincident with or following completion of such period of service, subject to the requirements of Section 5(a) hereof and the limitations imposed by Section 423(b) of the Code.

(b)                Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted), or that exceeds 12,500 Shares, for each calendar year in which such option is outstanding at any time.

Section 4.                      Contribution Periods.

The Plan shall be implemented by a series of consecutive Contribution Periods. The first Contribution Period shall commence on July 1, 2010 and shall end on December 31, 2010. The Plan shall continue until terminated in accordance with Sections 18 and 21 hereof.

Section 5.                      Participation.

(a)                 An eligible Employee may become a Participant by following the established enrollment procedure as directed by the Committee, or other entity designated by the Committee, prior to the Commencement Date of the applicable Contribution Period, unless an earlier or later time for completing the enrollment procedure is set by the Committee for all eligible Employees with respect to a given Contribution Period. The eligible Employee shall determine the amount of the Participant’s Compensation (subject to Section 6(a) hereof) to be paid as Contributions pursuant to the Plan.

(b)                Payroll deductions shall commence on the first payroll paid on or following the Commencement Date and shall end on the last payroll paid on or prior to the Termination Date of the Contribution Period, unless sooner terminated as provided in Section 10 hereof. A Participant who has elected to participate in a Contribution Period shall automatically participate in the next Contribution Period until such time as such Participant withdraws from the Plan or terminates employment as provided in Section 10 hereof.

Section 6.                      Method of Payment of Contributions.

(a)                 A Participant shall elect to have payroll deductions made on each payroll paid during the Contribution Period in full dollar amounts not less than $10 and not more than 5% (or such other maximum percentage as the Board may establish from time to time before any Commencement Date) of such Participant’s Compensation on each payroll paid during the Contribution Period. All payroll deductions made by a Participant shall be credited to his or her Account under the Plan. A Participant may not make any additional payments into his or her Account. No assets in a Participant’s Account shall be subject to the debts, contracts, liabilities, engagements or torts of the Participant.

(b)                A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof.

(c)                 Unless otherwise provided by the Committee, a Participant may decrease the amount of his or her Contributions once during a Contribution Period by following the established administrative procedures as directed by the Committee to authorize a decrease in the payroll deduction amount. The decrease in amount shall be effective as soon as administratively feasible following the date of receipt by the Company, or other entity designated by the Committee. However, any decrease in amount must be made at least 30 days prior to the end of the Contribution Period to ensure such decrease shall be effective within the current Contribution Period.

(d)                Unless otherwise provided by the Committee, a Participant may not increase or decrease the amount of his or her Contributions during a Contribution Period.

(e)                 Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be adjusted during any Contribution Period in the discretion of the Committee. Payroll deductions shall re-commence at the amount provided in such Participant’s most recently submitted enrollment materials at the beginning of the first Contribution Period that is scheduled to end in the next succeeding calendar year, unless terminated by the Participant as provided in Section 10 hereof.

Section 7.                      Grant of Option.

On the Commencement Date of each Contribution Period, each eligible Employee participating in such Contribution Period shall be granted an option to purchase on the Termination Date a number of Shares determined by dividing such Employee’s Contributions accumulated prior to such Termination Date and retained in the Participant’s Account as of the Termination Date by the applicable Purchase Price, subject to the limitations set forth in Sections 3(b) and 12 hereof.

Section 8.                      Exercise of Option.

Unless a Participant ceases to be an eligible Employee as provided in Section 3 or withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of Shares will be exercised automatically on each Termination Date of each Contribution Period, and the maximum number of Shares (which may include a fractional Share) subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her Account. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Termination Date. During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.

Section 9.                      Delivery and Restrictions on Shares.

(a)                 As promptly as practicable after each Termination Date of each Contribution Period, the number of Shares purchased by each Participant upon exercise of his or her option shall be delivered in accordance with procedures established from time to time by the Committee, and a transfer agent for the Common Stock may be utilized or a brokerage or nominee account may be established for this purpose. The terms of such transfer agency or brokerage or nominee account shall be at the sole discretion of the Company, and participation in the Plan is expressly conditioned on the acceptance of such terms.

(b)                For a period of six (6) months beginning on the Termination Date of each Contribution Period during which a Participant acquires Shares under this Plan, such Shares acquired by a Participant may not, without the consent of the Committee (which consent shall be provided in a uniform and nondiscriminatory manner for similarly situated Participants) be sold, transferred, assigned, pledged or encumbered (including payment of the purchase price for exercise of options held by a Participant, or pay income tax on such exercise). The Committee may waive such restrictions with respect to Shares acquired by Participants, either prior to or at any time subsequent to the Commencement Date and may establish uniform rules for the transfer of such Shares during such period. During the period such shares are subject to the restrictions of this subsection (b), such shares shall be held by the transfer agent or the Company, or an appropriate legend describing the restriction and referencing the Plan shall be placed on the certificate evidencing such Shares.

Section 10.                  Voluntary Withdrawal; Termination of Employment.

(a)                 A Participant may withdraw from the Plan by following the established administrative procedures as directed by the Committee, or other entity designated by the Committee. The withdrawal request will be effective as soon as administratively feasible. However, any withdrawal request must be made at least 30 days prior to the end of a Contribution Period to ensure such withdrawal request shall be effective within such Contribution Period. Once the withdrawal request is effective, all of the Participant’s Contributions credited to his or her Account will be paid to him or her without interest, his or her option will be automatically terminated, and no further Contributions for the purchase of Shares will be made absent re-enrollment. Notwithstanding the foregoing, an Officer shall not have the right to withdraw Contributions credited to his or her account under the Plan except in accordance with Section 10(b) hereof. Upon withdrawal from the Plan, a Participant may not re-enroll in the Plan until the next Contribution Period. In order to re-enroll, a Participant must follow the provisions set forth under Section 5(a) hereof.

(b)                Upon termination of the Participant’s Continuous Status as an Employee prior to the Termination Date of a Contribution Period for any reason, including death or retirement, the Contributions credited to his or her Account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 12 hereof, in either case without interest, and his or her option will be automatically terminated. Whether the Participant’s Continuous Status as an Employee has been terminated shall be determined by the Committee in its sole discretion. In the event that any Designated Subsidiary ceases to be a Designated Subsidiary of the Company, the employees of such Designated Subsidiary shall no longer be Employees for purposes of Section 3(a) hereof as of the date such Designated Subsidiary ceases to be a Designated Subsidiary.

(c)                 A Participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or any Subsidiary.

Section 11.                  Shares.

(a)                 Subject to adjustment as provided in Section 17 hereof, the maximum number of Shares which shall be issued under the Plan shall be 500,000 Shares. If on a given Termination Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares available for sale under the Plan on such Termination Date, the Committee shall make a pro rata allocation of the Shares available for purchase on such Termination Date among all Participants, and the balances in the Accounts shall be refunded without interest to the respective Participants.

(b)                The Participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

Section 12.                  Death of Participant.

In the event of the death of a Participant, the Company shall deliver any Shares and cash in the Participant’s Account to a beneficiary previously designated by the Participant or, if there is no surviving beneficiary duly designated, to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Section 13.                  Administration.

(a)                 The Committee. The Plan shall be administered by a committee of the Board (the “Committee”) established by the Board. The members of the Committee need not be directors of the Company and shall be appointed by and serve at the pleasure of the Board.

(b)                Powers of Committee. The Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan. The Committee may delegate ministerial duties to such of the Company’s employees, outside entities and outside professionals as the Committee so determines.

(c)                 Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 14.                  Transferability.

Neither Contributions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10 hereof.

Section 15.                  Use of Funds.

All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions. The Plan is unfunded and shall not create nor be construed to create a trust or separate fund of any kind or a fiduciary relationship among the Company, the Board, the Committee and the Participant. To the extent a Participant acquires a right to receive payment from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 16.                  Reports.

Accounts will be maintained for each Participant in the Plan. Account statements will be made available to participating Employees by the Company and will set forth the amounts of Contributions, the Purchase Price per Share, the number of Shares purchased and the remaining cash balance, if any.

Section 17.                  Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)                 Adjustment. The number of Shares set forth in Section 11 hereof, the price per Share covered by each option under the Plan that has not yet been exercised and the maximum number of Shares that may be purchased by a Participant in a calendar year pursuant to Section 3(b) hereof, shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares effected in connection with a change in domicile of the Company). Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares issuable hereunder or subject to an option hereunder.

(b)                Corporate Transactions.

(i)	In the event of a dissolution or liquidation of the Company under Section 2(m)(iii)(D), any Contribution Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board in its sole discretion, and in such event, all outstanding options shall automatically terminate and the balance in the Accounts shall be refunded without interest to the respective Participants.

(ii)	In the event of a Corporate Transaction other than one under Section 2(m)(iii)(D), each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, the Contribution Period then in progress shall be shortened and a new Termination Date shall be set (the “New Termination Date”), as of which date the Contribution Period then in progress will terminate. The New Termination Date shall be on or before the date of consummation of the Corporate Transaction and the Board shall notify each Participant in writing, at least 10 days prior to the New Termination Date, that the Termination Date for his or her option has been changed to the New Termination Date and that his or her option will be exercised automatically on the New Termination Date, unless prior to such date he or she has withdrawn from the Plan as provided in Section 10 hereof. For purposes of this Section 17, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the Corporate Transaction if the holder had been, immediately prior to the Corporate Transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 17); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value, as determined by the Committee, to the per Share consideration received by holders of Common Stock in the Corporate Transaction.

(iii)	The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of Shares set forth in Section 11 hereof, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Common Stock, and in the event the Company is consolidated with or merged into any other corporation.

Section 18.                  Amendment or Termination.

(a)                 The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 17 hereof, no such termination of the Plan may affect options previously granted, provided that the Plan or the Contribution Period may be terminated by the Board on a Termination Date or by the Board’s setting a new Termination Date with respect to a Contribution Period then in progress if the Board determines that termination of the Plan and/or the Contribution Period is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Contribution Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting principles applicable to the Plan. Except as provided in Section 17 hereof and in this Section 18, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code (or, in either case, any successor rule or provision or any applicable law or regulation) or the requirements of the Exchange, the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

(b)                Without shareholder approval and without regard to whether any Participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Contribution Periods and/or the Purchase Price as permitted under the Plan, limit the frequency and/or number of changes in the amount deducted during a Contribution Period, establish the exchange ratio applicable to amounts deducted in a currency other than U.S. dollars, permit payroll deductions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed payroll deduction elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts deducted from the Participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion to be advisable and consistent with the Plan.

Section 19.                  Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Section 20.                  Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of the Exchange, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Section 21.                  Term of Plan; Effective Date.

The Plan shall become effective upon approval by the Company’s shareholders. It shall continue in effect until all of the Shares set forth in Section 11 hereof are exhausted or such earlier time as the Plan is terminated pursuant to Section 18 hereof.

Section 22.                  Additional Restrictions of Rule 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of Shares by, Officers shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall be deemed to contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 23.                  Governing Law.

The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan, and any rules and regulations relating to the Plan.

Section 24.                  Severability.

If any provision of the Plan is or becomes invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan under any law, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

Section 25.                  No Rights as an Employee.

Nothing in the Plan shall be construed to give any person (including an Employee or Participant) the right to remain in the employ of the Company or to affect the right of the Company to terminate the employment of any person (including the Employee or Participant) at any time with or without cause. Nothing in this Plan shall confer on any person any legal or equitable right against the Company, or give rise to any cause of action at law or in equity against the Company. Neither the Shares purchased hereunder nor any other benefits conferred hereby, including the right to purchase Common Stock at a discount, shall form any part of the wages or salary of any eligible Employee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an Employee be entitled to any compensation for any loss of any right or benefit under this Plan which such Employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.

Section 26.                  Taxes.

Participants are responsible for the payment of all income taxes, employment, social insurance, welfare and other taxes under applicable law relating to any amounts deemed to constitute income arising out of the Plan under the laws of the country of their residency or of the organization of the Company, the purchase and sale of Shares pursuant to the Plan and the distribution of Shares or cash to the Participant in accordance with this Plan. Each Participant hereby authorizes the Company to make appropriate withholding deductions from each Participant’s compensation, which shall be in addition to any payroll deductions made pursuant to Section 6, and to pay such amounts to the appropriate tax authorities in order to satisfy any of the above tax liabilities of the Participant under applicable law.

Section 27.                  Acceptance of Terms.

By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

_______________________________________

Approved by the Board of Directors of Clearfield, Inc. on January 5, 2010, subject to shareholder approval.

Approved by the Shareholders of Clearfield, Inc. on February 25, 2010 at the 2010 Annual Meeting of Shareholders.

Amended by the Board of Directors of Clearfield, Inc. on December 3, 2019, subject to shareholder approval.

CLEARFIELD

CLEARFIELD, INC.
7050 WINNETKA AVE N.
SUITE 100
BROOKLYN PARK, MN 55428

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Cheryl Beranek 02 Ronald G. Roth 03 Patrick Goepel 04 Roger Harding 05 Charles N. Hayssen
06 Donald R. Hayward

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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0000434336_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

CLEARFIELD, INC.
Annual Meeting of Shareholders
February 27, 2020 2:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Cheryl Beranek and Daniel R. Herzog, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of common stock of CLEARFIELD, INC. held of record by the shareholder(s) on December 31, 2019 and that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 PM CST, on February 27, 2020, at the Minneapolis Marriott Northwest, 7025 Northland Drive North, Brooklyn Park, MN 55428, and any adjournment or postponement thereof, hereby revoking all former proxies.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000434336_2 R1.0.1.18

Continued and to be signed on reverse side